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                                                                   Exhibit 10.13

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

          AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement") dated as of December 12, 2005 between Validus Holdings, Ltd., a Bermuda corporation (the "Company"), and Stuart Mercer (the "Executive").

          WHEREAS, the parties hereto wish to amend and restate the employment agreement dated as of December 12, 2005 between the Company and the Executive as set forth herein, effective as of December 12, 2005.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

          SECTION 1.01 Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

          "Base Salary" has the meaning set forth in Section 4.01.

          "Cause" means (a) theft or embezzlement by the Executive with respect to the Company or its Subsidiaries; (b) malfeasance or gross negligence in the performance of the Executive's duties; (c) the commission by the Executive of any felony or any crime involving moral turpitude; (d) willful or prolonged absence from work by the Executive (other than by reason of disability due to physical or mental illness or at the direction of the Company or its Subsidiaries) or failure, neglect or refusal by the Executive to perform his duties and responsibilities without the same being corrected within ten (10) days after being given written notice thereof; (e) failure by the Executive to adequately perform his duties and responsibilities hereunder without the same being corrected within thirty (30) days after being given written notice thereof, as determined by the Company in good faith; (f) continued and habitual use of alcohol by the Executive to an extent which materially impairs the Executive's performance of his duties without the same being corrected within ten (10) days after being given written notice thereof; (g) the Executive's use of illegal drugs without the same being corrected within ten (10) days after being given written notice thereof; (h) the Executive's failure to use his best efforts to obtain, maintain or renew the work permit described in Section 3.02 below in a timely manner, without the same being corrected within ten (10) days after being given written notice thereof; or (i) the material breach by the Executive of any of the covenants contained in this Agreement without, in the case of any breach capable of being corrected, the same being corrected within ten (10) days after being given written notice thereof.

          "Confidential Information" means information that is not generally known to the public and that was or is used, developed or obtained by the Company or its Subsidiaries in connection with their business. It shall not include information (a) required to be disclosed by court or administrative order, (b) lawfully obtainable from other sources or which is in the public domain

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through no fault of the Executive; or (c) the disclosure of which is consented to in writing by the Company.

          "Date of Termination" has the meaning set forth in Section 5.01.

          "Employment Period" has the meaning set forth in Section 2.01.

          "Good Reason" means, without the Executive's written consent, (a) a material breach of this Agreement by the Company without the same being corrected within ten (10) days after being given written notice thereof; (b) a material reduction, in the aggregate, in the Executive's Base Salary and his benefits set forth in Section 4.03 (b), (d), (e), (f) and (g) below; or (c) a material and adverse change by the Company in the Executive's duties and responsibilities set forth in Section 3.01 hereof, other than due to the Executive's failure to adequately perform such duties and responsibilities as determined by the Board in good faith, without the same being corrected within ten (10) days after being given written notice thereof; provided, however, that, notwithstanding any provision of this Agreement to the contrary, the Executive must give written notice of his intention to terminate his employment for Good Reason within sixty (60) days after the act or omission which constitutes Good Reason, and any failure to give such written notice within such period will result in a waiver by the Executive of his right to terminate for Good Reason as a result of such act or omission.

          "Intellectual Property" has the meaning set forth in Section 7.01.

          "Noncompetition Period" has the meaning set forth in Section 9.01.

          "Notice of Termination" has the meaning set forth in Section 5.04.

          "Permanent Disability" means those circumstances where the Executive is unable to continue to perform the usual customary duties of his assigned job or as otherwise assigned in accordance with the provisions of this Agreement for a period of six (6) months in any twelve (12) month period because of physical, mental or emotional incapacity resulting from injury, sickness or disease. Any questions as to the existence of a Permanent Disability shall be determined by a qualified, independent physician selected by the Company and approved by the Executive (which approval shall not be unreasonably withheld). The determination of any such physician shall be final and conclusive for all purposes of this Agreement.

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, an estate, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

          "Reimbursable Expenses" has the meaning set forth in Section 4.04.

          "Subsidiary" or "Subsidiaries" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (a) if a corporation, twenty (20) percent or more of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or


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one or more of the other Subsidiaries of that Person or combination thereof; or
(b) if a partnership, limited liability company, association or other business entity, twenty (20) percent or more of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes of this definition, a Person or Persons will be deemed to have a twenty (20) percent or more ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons are allocated twenty (20) percent or more of partnership, limited liability company, association or other business entity gains or losses or control the managing director or member or general partner of such partnership, limited liability company, association or other business entity.

                                    ARTICLE 2
                                   EMPLOYMENT

          SECTION 2.01 Employment Period. The Company shall employ the Executive, and the Executive shall accept employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the Closing Date of the Offering (as defined in the Offering Memorandum relating to Company equity dated October 13, 2005, as supplemented) (the "Start Date") and ending on the Date of Termination as defined in Section 5.01 below (the "Employment Period").

                                    ARTICLE 3
                               POSITION AND DUTIES

          SECTION 3.01 Position and Duties. Effective on the later of the Start Date or the date the work permit described in Section 3.02 is issued to the Executive, the Executive shall serve as Chief Risk Officer of the Company, render such underwriting, administrative, financial and other executive and managerial services to the Company which are consistent with Executive's position and have such responsibilities, powers and duties as may from time to time be prescribed by the senior executives of the Company; provided that such responsibilities, powers and duties are substantially consistent with those customarily assigned to individuals serving in such position at comparable companies or as may be reasonably required by the conduct of the business of the Company. The Company may direct, in its sole and exclusive discretion, that the Executive perform no duties and exercise no powers or resign from any office held in connection with his employment with the Company or its Subsidiaries. During the Employment Period the Executive shall devote substantially all of his working time and efforts to the business and affairs of the Company. The Executive shall not directly or indirectly render any services of a business, commercial or professional nature to any other person or for-profit organization not related to the business of the Company or its Subsidiaries, whether for compensation or otherwise, without prior written consent of the Company.

          SECTION 3.02 Work Permits. The Executive shall use his best efforts to assist the Company in obtaining, maintaining and renewing a suitable (for the purposes of the Executive's contemplated employment by the Company) work permit by the Bermuda government authorities and any other permits required by any Bermuda government authority. The Company shall be responsible for permit fees.


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          SECTION 3.03 Work Location. While employed by the Company hereunder, the Executive shall perform his duties (when not traveling or engaged elsewhere outside the United States in the performance of his duties) at the offices of the Company in Bermuda or at such other place in Bermuda as the Company may in its discretion from time to time direct. The Executive shall travel to such places outside of Bermuda on the business of the Company in such manner and on such occasions as the Company may from time to time reasonably require.

          SECTION 3.04 Relocation. The Company shall reimburse the Executive for all reasonable expenses incurred by him in relocating his household items to Bermuda, not to exceed an amount to be agreed by the parties hereto, subject to the Company's requirements with respect to reporting and documentation of such expenses.

                                    ARTICLE 4
                            BASE SALARY AND BENEFITS

          SECTION 4.01 Base Salary. During the Employment Period, the Executive's base salary will be $500,000 per annum (the "Base Salary"). Within ten (10) days after the Start Date, Base Salary shall also be paid for the period from November 15, 2005 to the Start Date. The Base Salary will be payable monthly on the last working day of each month in arrears in twelve (12) equal installments. Annually during the Employment Period the Company shall review with the Executive his job performance and compensation, and if deemed appropriate by the Board of Directors of the Company or its delegate, in its discretion, the Executive's Base Salary may be increased. Normal hours of employment are 8:30 a.m. to 5:00 p.m., Monday to Friday. The Executive's salary has been computed to reflect that his regular duties are likely, from time to time, to require more than forty (40) hours per week and the Executive shall not be entitled to receive any additional remuneration for any such additional hours.

          SECTION 4.02 Bonuses. In addition to the Base Salary, the Executive shall be eligible to participate in an annual bonus plan on terms set forth from time to time by the Board of Directors of the Company; provided, however, that the Executive's target annual bonus will be 150% of his Base Salary. The Board of Directors of the Company may, at any time and from time to time acting in its sole discretion, pay to the Executive an additional bonus.

          SECTION 4.03 Benefits. In addition to the Base Salary, and any bonuses payable to the Executive pursuant to this Agreement, the Executive shall be entitled to the following benefits during the Employment Period:

          (a) such major medical, life insurance and disability insurance coverage as is, or may during the Employment Period, be provided generally for other senior executive officers of the Company as set forth from time to time in the applicable plan documents;

          (b) in addition to the public holidays referenced in the Public Holidays Act of 1947 and fifteen (15) paid days off for sick leave, a maximum of four (4) weeks of paid vacation annually during the term of the Employment Period;

          (c) benefits under any plan or arrangement available generally for the senior executive officers of the Company, subject to and consistent with the terms and conditions


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     and overall administration of such plans as set forth from time to time in the applicable plan documents;

          (d) a housing allowance for the period during which the Executive's place of work is Bermuda in an amount equal to $18,000 per month, payable monthly in advance, and reimbursement for the Executive's Bermuda housing deposit (such amount to be repaid by the Executive to the Company within thirty (30) days after the earlier of the date the deposit is returned to the Executive or the date of any termination of employment of the Executive);

          (e) an automobile allowance for the period during which the Executive's place of work is Bermuda in an amount equal to $900 per month;

          (f) direct payment or reimbursement of initiation fees (any resulting equity interest or redemption right in which shall belong to, be controlled by, and be paid to, the Company) for, and the annual dues for membership in, two (2) clubs in Bermuda;

          (g) reimbursement for reasonable expenses incurred by the Executive for round-trip non-business trips by the Executive and each member of his family residing with him to and from Bermuda (the benefit under this Section 4.03(g) being in addition to any reimbursement of air fare described in Section 4.04, below) in accordance with the Company's policies and procedures for such family trips as in effect from time to time; and

          (h) other fringe benefits customarily provided to similarly situated senior executives residing in Bermuda.

The amount of reimbursement provided for in Section 4.03(d) above shall be calculated and paid to the Executive on an after-tax basis to the Executive, taking into account any deduction, credit or exclusion from income allowable to the Executive in respect of such amount.

          SECTION 4.04 Expenses. The Company shall reimburse the Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses ("Reimbursable Expenses"), subject to the Company's requirements with respect to reporting and documentation of expenses.

          SECTION 4.05 Stock Options and Restricted Stock. The Company shall grant to the Executive a number of shares of restricted common stock of the Company and an option to acquire a number of shares of the Company's common stock, such that the total number of shares of restricted common stock and common stock covered by such option, shall total .45% of the outstanding equity of the Company immediately following completion of the Offering on a fully diluted basis. Except as otherwise provided in Section 5.03 below, the terms of such restricted common stock and stock option, including terms pertaining to vesting, exercise and cancellation, shall be as set forth in the equity incentive plan to be established by the Company (the "Incentive Plan") and the applicable award agreements. The parties hereto acknowledge that the grants of shares of restricted common stock of the Company and options to acquire shares of the Company's common stock provided for in this Section 4.05 have been made to the Executive.


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                                    ARTICLE 5
                              TERM AND TERMINATION

          SECTION 5.01 Date of Termination. The Employment Period shall end on the Date of Termination. For purposes of this Agreement, the "Date of Termination" shall mean the first to occur of the following: (a) the twelve (12) month anniversary of the Company providing Notice of Termination (as defined below) without Cause to the Executive; (b) immediately upon the Company providing Notice of Termination for Cause to the Executive; (c) the twelve (12) month anniversary of the Executive providing Notice of Termination specifying his resignation for Good Reason to the Company; (d) the twelve (12) month anniversary of the Executive providing Notice of Termination by the Executive without Good Reason to the Company; and (e) the fifth (5th) day following the Company providing Notice of Termination to the Executive as a result of the Executive's Permanent Disability; or (f) the date of Executive's death. In the event that there are circumstances which would give rise to a termination by the Company for Cause, the Company may, in its sole and exclusive discretion, treat such termination as a termination without Cause.

          SECTION 5.02 Resignation by the Executive Without Good Reason. If the Employment Period shall be terminated as a result of the Executive's resignation or leaving of his employment, other than for Good Reason, Executive shall continue to: (a) receive Base Salary and benefits set forth in Section 4.03 through the Date of Termination; and (b) receive reimbursement of all Reimbursable Expenses incurred by the Executive prior to the Date of Termination. Notwithstanding any provision of this Agreement or any applicable plan or other agreement to the contrary, no shares of restricted stock of the Company or stock options of the Company granted to the Executive shall vest on or following the date the Executive provides Notice of Termination without Good Reason to the Company. The Executive's entitlements under all other benefit plans and programs of the Company shall be as determined thereunder.

          SECTION 5.03 Termination for Other Reasons. If the Employment Period shall be terminated by the Executive for Good Reason, by the Company with or without Cause, as a result of the Executive's Permanent Disability or upon the Executive's death, the Executive (or his estate, in the case of death) shall continue to: (a) receive Base Salary and benefits set forth in Section 4.03 above (i) in the case of termination by the Executive for Good Reason or by the Company with or without Cause, through the Date of Termination, and (ii) in the case of termination due to the Executive's Permanent Disability or death, through the six (6) month anniversary of the Date of Termination; (b) vest in any shares of restricted stock of the Company and any Company stock options granted to the Executive through the Date of Termination; and (c) receive reimbursement for all Reimbursable Expenses incurred by the Executive prior to the Date of Termination. The Executive's entitlements under all other benefit plans and programs of the Company shall be as determined thereunder.

          SECTION 5.04 Notice of Termination. Any termination by the Company for Permanent Disability or Cause or without Cause or by the Executive for Good Reason or without Good Reason shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and, with respect to termination by the Company for Permanent Disability or Cause or resignation by the Executive for


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Good Reason, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision indicated.

                                    ARTICLE 6
                            CONFIDENTIAL INFORMATION

          SECTION 6.01 Nondisclosure and Nonuse of Confidential Information. The Executive will not disclose or use at any time during or after the Employment Period any Confidential Information of which the Executive is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by the Executive's performance of duties assigned to the Executive pursuant to this Agreement. Under all circumstances and at all times, the Executive will take all appropriate steps to safeguard Confidential Information in his possession and to protect it against disclosure, misuse, espionage, loss and theft.

                                    ARTICLE 7
                              INTELLECTUAL PROPERTY

          SECTION 7.01 Ownership of Intellectual Property. In the event that the Executive as part of his activities on behalf of the Company generates, authors or contributes to any invention, design, new development, device, product, method of process (whether or not patentable or reduced to practice or comprising Confidential Information), any copyrightable work (whether or not comprising Confidential Information) or any other form of Confidential Information relating directly or indirectly to the business of the Company as now or hereinafter conducted (collectively, "Intellectual Property"), the Executive acknowledges that such Intellectual Property is the sole and exclusive property of the Company and hereby assigns all right, title and interest in and to such Intellectual Property to the Company. Any copyrightable work prepared in whole or in part by the Executive during the Employment Period will be deemed "a work made for hire" under Section 201(b) of the Copyright Act of 1976, as amended, and the Company will own all of the rights comprised in the copyright therein. The Executive will promptly and fully disclose all Intellectual Property and will cooperate with the Company to protect the Company's interests in and rights to such Intellectual Property (including providing reasonable assistance in securing patent protection and copyright registrations and executing all documents as reasonably requested by the Company, whether such requests occur prior to or after termination of Executive's employment hereunder).

                                    ARTICLE 8
              DELIVERY OF MATERIALS UPON TERMINATION OF EMPLOYMENT

          SECTION 8.01 Delivery of Materials upon Termination of Employment. As requested by the Company, from time to time and upon the termination of the Executive's employment with the Company for any reason, the Executive will promptly deliver to the Company all property of the Company or its Subsidiaries, including, without limitation, all copies and embodiments, in whatever form or medium, of all Confidential Information or Intellectual Property in the Executive's possession or within his control (including written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media,


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disks, diskettes, tapes and all other materials containing any Confidential
Information or Intellectual Property) irrespective of the location or form of such material and, if requested by the Company, will provide the Company with written confirmation that, to the best of his knowledge, all such materials have been delivered to the Company.

                                    ARTICLE 9
                       NONCOMPETITION AND NONSOLICITATION

          SECTION 9.01 Noncompetition. The Executive acknowledges that during his employment with the Company, he will become familiar with trade secrets and other Confidential Information concerning the Company or its Subsidiaries, and that his services will be of special, unique and extraordinary value to the Company. In addition, the Executive hereby agrees that at any time during the Employment Period, and for a period ending one (1) year after the Date of Termination (the "Noncompetition Period"), he will not directly or indirectly own, manage, control, participate in, consult with, render services for or in any manner engage in any business competing with the businesses of the Company or its Subsidiaries as such businesses exist or are in process or being planned as of the Date of Termination, within any geographical area in which the Company or its Subsidiaries engage or plan to engage in such businesses; provided, however, that the portion of the Noncompetition Period following the Date of Termination shall be reduced by the period of time, if any, between the date of Notice of Termination is given and the Date of Termination. It shall not be considered a violation of this Section 9.01 for the Executive to be a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as the Executive has no active participation in the business of such corporation.

          SECTION 9.02 Nonsolicitation of Employees. The Executive hereby agrees that (a) during the Employment Period and for a period of one (1) year after the Date of Termination (the "Nonsolicitation Period") the Executive will not, directly or indirectly through another entity, induce or attempt to induce any employee of the Company or its Subsidiaries to leave the employ of the Company or its Subsidiaries, or in any way interfere with the relationship between the Company or its Subsidiaries and any employee thereof or otherwise employ or receive the services of any individual who was an employee of the Company or its Subsidiaries at any time during such Nonsolicitation Period or within the six-month period prior thereto.

          SECTION 9.03 Nonsolicitation of Customers. During the Nonsolicitation Period, the Executive will not induce or attempt to induce any customer, supplier, client, insured, reinsured, reinsurer, broker, licensee or other business relation of the Company or its Subsidiaries to cease doing business with the Company or its Subsidiaries.

          SECTION 9.04 Enforcement. If, at the enforcement of Sections 9.01,
9.02 or 9.03, a court holds that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances will be substituted for the stated duration, scope or area and that the court will be permitted to revise the restrictions contained in this Section 9 to cover the maximum duration, scope and area permitted by law.


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                                   ARTICLE 10
                                EQUITABLE RELIEF

          SECTION 10.01 Equitable Relief. The Executive acknowledges that (a) the covenants contained herein are reasonable, (b) the Executive's services are unique, and (c) a breach or threatened breach by him of any of his covenants and agreements with the Company contained in Sections 6.01, 7.01, 8.01, 9.01, 9.02 or 9.03 could cause irreparable harm to the Company for which they would have no adequate remedy at law. Accordingly, and in addition to any remedies which the Company may have at law, in the event of an actual or threatened breach by the Executive of his covenants and agreements contained in Sections 6.01, 7.01, 8.01, 9.01, 9.02 or 9.03, the Company shall have the absolute right to apply to any court of competent jurisdiction for such injunctive or other equitable relief as such court may deem necessary or appropriate in the circumstances.

                                   ARTICLE 11
                  EXECUTIVE REPRESENTATIONS AND INDEMNIFICATION

          SECTION 11.01 Executive Representations. The Executive hereby represents and warrants to the Company that (a) the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Executive is a party or by which he is bound, (b) except for agreements provided to the Company by the Executive, the Executive is not a party to or bound by any employment agreement, noncompetition agreement or confidentiality agreement with any other Person, and
(c) upon the execution and delivery of this Agreement by the Company, this Agreement will be the valid and binding obligation of the Executive, enforceable in accordance with its terms. Notwithstanding Section 11.02 below, in the event that any action is brought against Executive involving any breach of any employment agreement, noncompetition agreement or confidentiality agreement with any other Person, the Executive shall bear his own costs incurred in defending such action, including but not limited to, court fees, arbitration costs, mediation costs, attorneys' fees and disbursements.

          SECTION 11.02 General Indemnification. The Company agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent permitted or authorized by applicable law and its organizational documents, against all cost, expense, liability and loss reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee or agent of the Company or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company agrees to maintain a directors' and officers'


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liability insurance policy covering the Executive to the extent the Company provides such coverage for its other executive officers.

                                   ARTICLE 12
                                  MISCELLANEOUS

          SECTION 12.01 Rights and Remedies. The Company will be entitled to enforce its rights and remedies under this Agreement specifically, without posting a bond or other security, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. There are currently no disciplinary or grievance procedures in place, there is no collective agreement in place, and there is no probationary period.

          SECTION 12.02 Consent to Amendments. The provisions of this Agreement may be amended or waived only by a written agreement executed and delivered by the Company and the Executive. No other course of dealing between the parties to this Agreement or any delay in exercising any rights hereunder will operate as a waiver of any rights of any such parties.

          SECTION 12.03 Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, provided that the Executive may not assign his rights or delegate his obligations under this Agreement without the written consent of the Company.

          SECTION 12.04 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          SECTION 12.05 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all of which counterparts taken together will constitute one and the same agreement.

          SECTION 12.06 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          SECTION 12.07 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient, two (2) business days after the date when sent to the recipient by reputable express courier service (charges prepaid) or four (4) business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to the Executive and to the Company at the addresses set forth below.

     If to the Executive:   To the last address delivered to the Company
                            by the Executive in the


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                            manner set forth herein.

     If to the Company:     Validus Holdings, Ltd.
                            Mintflower Place
                            8 Par-La-Ville Road, Third Floor
                            Hamilton HMO8 Bermuda

                            Attn: General Counsel

     Copies (which shall not constitute notice) of notices to the Company shall also be sent to:

                            Cahill Gordon & Reindel LLP
                            80 Pine Street
                            New York, New York 10005
                            Attn: Glenn J. Waldrip, Jr., Esq

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          SECTION 12.08 Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          SECTION 12.09 No Third Party Beneficiary. This Agreement will not confer any rights or remedies (or any obligations) upon any person other than the Company, the Executive and their respective heirs, executors, successors and assigns.

          SECTION 12.10 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof. This Agreement shall serve as a written statement of employment for purposes of Section 6 of the Bermuda Employment Act 2000.

          SECTION 12.11 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any reference to any federal, state, local or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The use of the word "including" in this Agreement means "including without limitation" and is intended by the parties to be by way of example rather than limitation.

          SECTION 12.12 Survival. Sections 6.01, 7.01, 8.01 and Articles 9 and 12 will survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

          SECTION 12.13 GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY THE INTERNAL LAW OF BERMUDA, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS, AND THE PARTIES HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF BERMUDA.

          SECTION 12.14 Section 409A. It is intended that this Agreement will comply with Section 409A of the United States Internal Revenue Code of 1986, as amended (the "Code") and any regulations and guidelines issued thereunder, to the extent the Agreement is subject thereto, and the Agreement shall be interpreted on a basis consistent with such intent. If an amendment of the Agreement is necessary in order for it to comply with Section 409A of the Code, the parties hereto will negotiate in good faith to amend the Agreement in a manner that preserves the original intent of the parties to the extent reasonably possible. Notwithstanding any provision to the contrary in this Agreement, if the Executive is deemed to be a "specified employee" within the meaning of that term under Section 409A(a)(2)(B) of the Code, then with regard to any payment or the provisions of any benefit that is required to be delayed pursuant to Section 409A(a)(2)(B) of the Code, such payment or benefit shall not be made or provided prior to the earlier of (i) the expiration of the six
(6)-month period measured from the date of his "separation from service" (as such term is defined in Treasury Regulations issued under Section 409A), or (ii) the date of his death (the "Delay Period"). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section 12.14 (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Executive in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein. Notwithstanding the foregoing, to the extent that the foregoing applies to the provision of any ongoing welfare benefits to the Executive that would not be required to be delayed if the premiums therefor were paid by the Executive, the Executive shall pay the full costs of premiums for such welfare benefits during the Delay Period and the Company shall pay the Executive an amount equal to the amount of such premiums paid by the Executive during the Delay Period promptly after its conclusion.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the ___day of February, 2007, to be effective as of the date and year first above written.

                                        VALIDUS HOLDINGS, LTD.


                                        By:
                                            ------------------------------------
                                            Printed Name:
                                                          ----------------------
                                            Title:
                                                   -----------------------------

                                        STUART MERCER

                                        ----------------------------------------


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